                                                                   EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the registration statement of Capital Trust on Form S-1, of our report dated March 4, 1997, relating to consolidated financial statements of Phoenix Four, Inc. and Subsidiaries. We also consent to the references to us under the caption "Experts" in the prospectus.

                                                     /s/ BDO Binder
                                          -------------------------------------
                                                       BDO BINDER

Nassau, Bahamas

December 8, 1997